UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-148922	26-0690857
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

675 Almanor Ave Sunnydale, CA	94085
(Address of Principal Executive Offices)	(Zip Code)

(408) 737-2734

(Registrant’s telephone number, including area code)

______________

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on January 30, 2013, Amarantus Bioscience Holdings, Inc. (the “Company”) executed an amendment to a Convertible Promissory Note payable to Dominion Capital, LLC (“Dominion”) or its registered assigns (the “Dominion Note”), dated November 14, 2012, providing for an increase in the purchase price for such note from $600,000 to $2,000,000, to be disbursed in tranches through April 26, 2013. The Dominion Note is convertible into shares of the Company’s common stock, subject to certain restrictions, at a price of $0.10 per share. On April 12, 2013, the Company received the final $200,000 tranche from Dominion, such that the Company has received an aggregate of $2,000,000 in gross proceeds in accordance with the terms of the Dominion Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMARANTUS BIOSCIENCE HOLDINGS, INC.

Date: April 12, 2013	By:	/s/ Gerald E. Commissiong
Name: Gerald E. Commissiong
Title: Chief Executive Officer